Exhibit 23.2

                INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Crestar Financial Corporation:

We consent to the use of our report included in Crestar Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 incorporated herein by reference. Our report refers to our reliance on another auditors' report with respect to amounts related to Citizens Bancorp included in the aforementioned consolidated financial statements.



/s/ KPMG Peat Marwick LLP

Richmond, Virginia
November 14, 1997